UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

KOHL’S CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-11084	39-1630919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive
Menomonee Falls, Wisconsin	53051
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (262) 703-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Effective February 27, 2026, Kohl’s Corporation (the “Company”) promoted Mari Steinmetz to the position of Senior Executive Vice President, Chief People Officer and designated Ms. Steinmetz as an executive officer of the Company. Ms. Steinmetz has served as Executive Vice President, Chief People Officer since March 2023. Ms. Steinmetz will continue to lead the Company’s overall vision and strategy for talent, culture, and human resource efforts, including recruitment, associate development, associate relations, compensation and benefits, and organizational culture. Ms. Steinmetz joined the Company in 2010 and has held a number of progressive leadership roles across the human resources department, including Senior Vice President of Benefits, Compensation, Talent Management, People Analytics, and HR Business Partners. Prior to joining the Company, Ms. Steinmetz served in various leadership positions at Target, supporting the stores and regional human resources functions. Ms. Steinmetz has more than twenty years of retail and human resources experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOHL’S CORPORATION

Date: March 4, 2026	By:	/s/ Jennifer Kent
Jennifer Kent
Senior Executive Vice President, Chief Legal Officer and Corporate Secretary